UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 17, 2012


                          PSYCHIC FRIENDS NETWORK INC.
             (Exact name of registrant as specified in its charter)

          Nevada                     001-33968                       N/A
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

2360 Corporate Circle, Suite 400, Henderson, NV                   89074-772
   (Address of principal executive offices)                      (Zip Code)

                                 (702) 608-7360
              (Registrant's telephone number, including area code)

                                       n/a
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF  DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

a. On September 19, 2012, our board of directors appointed Kelly Anderson to a vacant director position. Ms. Anderson was simultaneously appointed to the Company's Audit Committee and to serve as its chair. Ms. Anderson will stand for election at the Company's next annual meeting of shareholders.

KELLY J. ANDERSON, 44, provides financial consulting and advisory services for emerging growth companies since February 2012. From March 2008 through February 2012, Ms. Anderson was Executive Vice President and Chief Financial Officer of T3 Motion, Inc. She was also a member of T3 Motion, Inc.'s board of directors from January 2009 until January 2010. From May 2006 until January 2008, Ms. Anderson was Vice President at Experian, a leading credit report agency. From 2004 until 2006, Ms. Anderson was Chief Accounting Officer for TripleNet Properties, G REIT, Inc., T REIT, Inc., NNN 2002 Value Fund, LLC, and Chief Financial Officer of NNN 2003 Value Fund, LLC and A REIT, Inc., all of which were real estate investment funds managed by TripleNet Properties. Ms. Anderson also is on the board of directors of the Santa Ana YMCA.

b. Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS"), our articles of incorporation and our bylaws but these are not exclusive and contemplate that agreements be entered into between the Company and our executive officers and directors with respect to indemnification. Effective on September 19, 2012 the Company entered into an indemnification agreement with Ms. Anderson. The indemnity provided is in addition to that provided by the NRS or any successor statutes and is limited in certain circumstances including adjudication that the indemnitee's breach of fiduciary duty involved intentional misconduct, fraud or a knowing violation of the law. A form of our Indemnification Agreement is filed as Exhibit 10.1 hereto.

c. On September 17, 2012, the Company's Board approved the 2012 PFN Stock Plan (the "2012 Plan") and accompanying Stock Option Notice and Agreement. The Plan provides for the granting of stock grants, or options to purchase common stock, up to 8,250,000 shares of the Company's common stock to directors, officers, employees and consultants of the Company. Under the Plan, the granting of stock grants or options, exercise prices and terms are determined by the Company's Board, or a committee designated by the Board to administer the Plan. The term of options granted under the Plan may not exceed 10 years. A copy of the Plan and related form of Stock Option Notice and Agreement are filed hereto as Exhibits 10.2 and 10.3 respectively.

d. On September 19, 2012, the Company's Board approved the issuance of an option to purchase an aggregate of 200,000 shares of Company common stock under the Plan to Ms. Anderson for her service as director, member of our Audit Committee and as its chair for the upcoming year. The options vest in 12 months, have a 10 year term, and an exercise price of $0.35 per share, which represents the fair market value of our common stock at the time of the option grant.

ITEM 8.01 OTHER EVENTS

On September 17, 2012, the Company established an Audit Committee of our Board of Directors. Ms. Anderson is sole member of our Audit Committee. The Company adopted a charter for the Audit Committee, which is attached hereto as exhibit 10.4.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                  Exhibit Description
-----------                  -------------------

10.1          Form of Indemnification Agreement
10.2          2012 PFN Stock Plan
10.3          Form of Stock Option Notice and Agreement

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIC FRIENDS NETWORK INC.


/s/ Marc Lasky
-----------------------------------------
Marc Lasky
Chief Executive Officer
Date: September 24, 2012

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